EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-109188 of Magnum Hunter Resources, Inc. of our report dated March 25, 2003, appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2002 and to the references to us under the heading “Experts” in the Prospectus and the Sales Agreement Prospectus, which are part of this Registration Statement.

/s/ Deloitte &Touche LLP

Dallas, Texas October 27, 2003